BlackRock Funds (the "Registrant"): BlackRock Managed
Volatility Portfolio (the "Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certification of Classification of Shares relating to the Fund dated May 15, 2012 and filed with the Secretary of the Commonwealth of Massachusetts.


Exhibit 77Q1(a)

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BlackRock Funds (the "Registrant"): BlackRock Flexible
Equity Fund (the "Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certification of Classification of Shares relating to the Fund dated July 31, 2012 and filed with the Secretary of the Commonwealth of Massachusetts.



Exhibit 77Q1(a)

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